UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 16, 2023

Organovo Holdings, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-35996	27-1488943
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11555 Sorrento Valley Rd Suite 100
San Diego, California		92121
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (858) 224-1000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	ONVO	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

This Amendment No. 1 to the Current Report on Form 8-K/A is being filed to amend the Current Report on Form 8-K, filed by Organovo Holdings, Inc. (the “Company”) with the Securities and Exchange Commission on August 22, 2023 (the “Original Report”) in order to update the Company’s disclosures under Item 2.05 and Item 5.02 of the Original Report.

Item 2.05. Costs Associated with Exit or Disposal Activities.

As previously disclosed in the Original Report, on August 18, 2023, the Company announced to its employees a plan to reduce the Company’s workforce, effective August 25, 2023, by approximately six employees, which represented approximately 24% of its employees as of August 18, 2023. At the time of filing the Original Report, the Company was unable to estimate the amount and timing of the reduction in force charges due to the fact that severance packages to be provided to certain affected employees were still being negotiated and finalized at the time of the filing of the Original Report.

The Company now estimates that it will incur approximately $0.5 million of cash expenditures in connection with the reduction in force, which relate to severance pay, and are expected to be incurred through the quarter ending June 30, 2024. The Company anticipates annual cost savings of $1.5 million resulting from the reduction in force. The charges the Company expects to incur and anticipated cost savings are subject to assumptions, and actual charges may differ from the amount disclosed in this Current Report on Form 8-K/A.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed in the Original Report, as part of the reduction in force discussed in Item 2.05 above, on August 16, 2023, Jeffrey Miner, Ph.D., the Company’s former Chief Scientific Officer, was notified that his employment with the Company would be terminated. Dr. Miner’s last day of employment was August 25, 2023.

On September 19, 2023, in connection with Dr. Miner’s termination, the Company entered into a Separation Agreement and General Release (the “Separation Agreement”) with Dr. Miner, to be effective as of September 27, 2023. Pursuant to the Separation Agreement, Dr. Miner released any claims against the Company and the Company will (i) provide Dr. Miner a consulting contract for a period of six months, pursuant to which the Company will pay Dr. Miner an aggregate of $169,250 for his consulting services, and (ii) subject to approval by the Company’s Board of Directors, grant Dr. Miner a stock option to purchase 40,000 shares of common stock of the Company (the “Option”). The Option will vest as follows: 13,000 shares will be vested immediately upon issuance, 13,500 shares will vest on the one year anniversary of the Separation Agreement and 13,500 shares will vest on the two year anniversary of the Separation Agreement. The exercise price will be equal to the closing price of a share of Common Stock on the date the Option is approved by the Company’s Board of Directors.

The foregoing description of the Separation Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Separation Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Forward-Looking Statements

This Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Exchange Act, which are subject to the “safe harbor” created by those sections. Forward-looking statements can be identified by words such as “expects,” “projects,” “may,” “will,” “could,” “would,” “should,” “believes,” “anticipates,” “estimates,” “intends,” “plans,” “potential,” “promise” or similar references to future periods. Examples of forward-looking statements in this Form 8-K include, without limitation, statements regarding the reduction in force, the Company’s operational focus on FXR314, the effect of the reduction in force, anticipated charges and any anticipated cost savings associated therewith and the consulting arrangement with Jeff Miner. Forward-looking statements are statements that are not historical facts, nor assurances of future performance. Instead, they are based on the Company’s current beliefs, expectations and projections regarding any strategic transaction process, the ability to advance its research and development activities and pursue development of any of its pipeline products, its technology, its product and service development opportunities and timelines, its business strategies, customer acceptance and the market potential of its technology, products and services, its future capital requirements, its future financial performance and other matters. These risks and uncertainties and other factors are identified and described in more detail in the Company’s filings with the SEC, including its Annual Report on Form 10-K filed with the SEC on July 14, 2023, as such risk factors are updated in its most recently filed Quarterly Report on Form 10-Q filed with the SEC on August 10, 2023. As a result, you should not place undue reliance on any forward-looking statements. Except to the limited extent required by applicable law, the Company does not intend to update any of the forward-looking statements to conform these statements to reflect actual results, later events or circumstances or to reflect the occurrence of unanticipated events.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Number	Description

10.1	Separation Agreement and General Release, effective as of September 27, 2023, between Organovo Holdings, Inc. and Jeffrey Miner.

104	Cover Page Interactive Data File, formatted in Inline Extensible Business Reporting Language (iXBRL).

* * *

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Organovo Holdings, Inc.

Date: September 22, 2023	By:	/s/ Keith Murphy
Name: Keith Murphy
Title: Executive Chairman